Exhibit 22.1

List of the Issuer and its Guarantor Subsidiaries

As of October 3, 2020, the following subsidiaries of Advance Auto Parts, Inc. (the “Issuer”) guarantee the 4.50% senior unsecured notes due December 1, 2023 (the “2023 Notes”), the 1.750% senior unsecured notes due October 1, 2027 (the “2027 Notes”) and the 3.90% senior unsecured notes due April 15, 2030 (the “2030 Notes”), each issued by the Issuer:

Entity	Jurisdiction of Incorporation or Organization	2023 Notes	2027 Notes	2030 Notes
Advance Auto Parts, Inc.	Delaware	Issuer	Issuer	Issuer
AAP Financial Services, Inc.	Virginia	Guarantor	Guarantor	Guarantor
Advance Auto Business Support, LLC	Virginia	Guarantor	Guarantor	Guarantor
Advance Auto Innovations, LLC	Virginia	Guarantor	Guarantor	Guarantor
Advance e-Service Solutions, Inc.	Virginia	Guarantor	Guarantor	Guarantor
Advance Patriot, Inc.	Delaware	Guarantor	Guarantor	Guarantor
Advance Stores Company, Incorporated	Virginia	Guarantor	Guarantor	Guarantor
Advance Trucking Corporation	Virginia	Guarantor	Guarantor	Guarantor
Autopart International, Inc.	Massachusetts	Guarantor	Guarantor	Guarantor
B.W.P. Distributors, Inc.	New York	Guarantor	Guarantor	Guarantor
Crossroads Global Trading Corp.	Virginia	Guarantor	Guarantor	Guarantor
Discount Auto Parts, LLC	Virginia	Guarantor	Guarantor	Guarantor
Driverside, Inc.	Delaware	Guarantor	Guarantor	Guarantor
E-Advance, LLC	Virginia	Guarantor	Guarantor	Guarantor
General Parts Distribution LLC	North Carolina	Guarantor	Guarantor	Guarantor
General Parts International, Inc.	North Carolina	Guarantor	Guarantor	Guarantor
General Parts, Inc.	North Carolina	Guarantor	Guarantor	Guarantor
Golden State Supply LLC	Nevada	Guarantor	Guarantor	Guarantor
GPI Technologies LLC	Delaware	Guarantor	Guarantor	Guarantor
Lee Holdings NC, Inc.	Delaware	Guarantor	Guarantor	Guarantor
MotoLogic, Inc.	Delaware	Guarantor	Guarantor	Guarantor
Straus-Frank Enterprises, LLC	Texas	Guarantor	Guarantor	Guarantor
Western Auto of Puerto Rico, Inc.	Delaware	Guarantor	Guarantor	Guarantor
Western Auto of St. Thomas, Inc.	Delaware	Guarantor	Guarantor	Guarantor
WORLDPAC Puerto Rico, LLC	Delaware	Guarantor	Guarantor	Guarantor
WORLDPAC, Inc.	Delaware	Guarantor	Guarantor	Guarantor
Worldwide Auto Parts, Inc.	California	Guarantor	Guarantor	Guarantor